UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 8, 2009

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business Operations

Item 1.01 Entry Into a Material Definitive Agreement

This Form 8-K/A amends the Form 8-K filed April 13, 2009 reporting Acorn Energy, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with CoaLogix Inc., a subsidiary presently owned 85% by the Company and 15% by EnerTech Capital Partners III L.P. (“EnerTech”), EnerTech and certain members of CoaLogix’s senior management.  CoaLogix Inc. is not a wholly-owned subsidiary of the Company as reported in the 8-K filed April 13, 2009.

On April 8, 2009, the Company entered into the Purchase Agreement pursuant to which each of the Company and EnerTech agreed to purchase from CoaLogix 781,111 shares of common stock for a purchase price of $5,623,999.20, and certain members of CoaLogix’s senior management agreed to purchase 36,111 shares of common stock of CoaLogix for an aggregate purchase price of $259,999.  The Purchase Agreement provides that the Company, EnerTech and senior management will purchase such shares of common stock in installments as funding is needed by CoaLogix for plant expansion, technology development, legal expenses and computer software.  Following completion of the stock purchase under the Purchase Agreement, the Company would own 72.28% of CoaLogix.

In connection with the Company entering into the Purchase Agreement, the Company, CoaLogix, EnerTech and the senior management of CoaLogix entered into an Amended and Restated Stockholders’ Agreement dated as of April 8, 2009 (the “Amended Stockholders’ Agreement”).  The Amended Stockholders’ Agreement amended and restated the Stockholders’ Agreement dated as of February 29, 2008 entered into by the Company, CoaLogix, EnerTech and the senior management of CoaLogix (the “Original Stockholders’ Agreement”).  The Original Stockholders’ Agreement was amended and restated to provide the Company and EnerTech with a right of first offer to purchase new securities issued by CoaLogix in the future on a pro-rata basis and with reciprocal rights of first refusal and co-sale in connection with proposed transfers of their CoaLogix stock.  The senior management of CoaLogix who have purchased CoaLogix stock under the Purchase Agreement also have co-sale rights in connection with proposed transfers of their CoaLogix stock.

Under the Amended Stockholders’ Agreement, EnerTech and the Company granted each other reciprocal rights with respect to their CoaLogix stock pursuant to which either of them can give notice to the other of its offer to buy the CoaLogix stock of the other, or to sell its CoaLogix stock to the other, at the price stated in the notice.  The recipient of the notice will have the option to tender its shares at the stated price or to acquire the offeror’s shares at the stated price.  Senior management of CoaLogix who have purchased CoaLogix stock under the Purchase Agreement may elect to sell their CoaLogix stock to whichever of the Company or EnerTech is the buyer on the same terms as stated in such notice.

The consent of EnerTech is required under the Amended Stockholders’ Agreement for any action that creates, authorizes or issues any class of stock or securities of CoaLogix having any right, preference, privilege, power or priority superior to its common stock, or any debt or lease transaction resulting in an obligation to CoaLogix in excess of $3,000,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of April, 2009.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, General Counsel and Secretary